Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY REPORTS RESULTS FOR FIRST QUARTER 2011
WALNUT CREEK, California (May 3, 2011) — ARC (NYSE: ARC) (the “Company”), the nation’s leading provider of document management services and technology to the architectural, engineering and construction industries, today reported its financial results for the first quarter ended March 31, 2011.
“First quarter results for 2011 were in line with our expectations, but March sales clearly show that project-related activity, which was at its lowest point during the past several years, will continue to remain a challenge for the rest of the year,” said K. “Suri” Suriyakumar, Chairman, President and CEO. “However, we were extremely gratified to see the progress we are making in some of our newer service offerings like managed print services (MPS), Global Services and our color business. Together, they helped us offset the revenue decline we saw in project-related printing, and we expect these segments of business to continue to grow through the rest of the year.”
Net revenue for the first quarter of 2011 was $106.5 million. The Company’s gross margin was 31.2%. ARC reported a loss in net income of $3.6 million for the first quarter of 2011, or $0.08 per diluted share. Adjusted to exclude the previously announced accelerated amortization of trade names, and interest rate swap-related items associated with our previous debt agreement, the Company’s quarterly loss in net income was $2.1 million or $0.05 per diluted share. Cash from operating activities was $4.6 million.
Management also noted that its restructuring plans are proceeding as previously announced, including the addition of new infrastructure and staff to address the growth in Global Services, MPS, color and Technology Services. The Company continues to restructure its outsourced reprographics service centers, reducing its staff and its branch network related to traditional revenue streams, including duplicate production facilities that were added to the Company in the past through ARC’s aggressive acquisition program. Additional efficiencies will be achieved as a result of the Company’s newly unified brand, which consolidates ARC’s strong footprint in major metropolitan areas around the country. The Company’s restructuring efforts are expected to continue throughout the year with anticipated annualized savings of more than $14 million.

Outlook
The Company reaffirmed its forecast of annual earnings per share in 2011 to be in the range of $0.01 to $0.15 on a fully-diluted basis, and annual cash flow from operations in the range of $40 million to $60 million.
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s first quarter 2011 and business outlook. The conference call can be accessed by dialing 877-402-8179. The conference ID number is 60057717.
A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 800-642-1687. The conference ID number is 60057717.
A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.
About ARC
ARC (American Reprographics Company) is the leader in business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries, in the United States. The Company also provides document management services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality. ARC provides its services through its suite of reprographics technology products, a network of hundreds of reprographics service centers around the world, and on-site at more than 5,500 customer locations. The Company’s service centers are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 120,000 active customers.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “will,” “seems,” “expect” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current economic recession and downturn in the architectural, engineering and construction industries specifically, and the timing and nature of any economic recovery; our ability to streamline operations and reduce and/or manage costs; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions; our failure to manage acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:

David Stickney	Joseph Villalta
VP of Corporate Communications	The Ruth Group
Phone: 925-949-5100	Phone: 646-536-7003
Email: davidstickney@e-arc.com	Email: jvillalta@theruthgroup.com

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$22,672	$26,293
Accounts receivable, net	60,791	52,619
Inventories, net	11,824	10,689
Deferred income taxes	13,721	7,157
Prepaid expenses and other current assets	14,322	10,944

Total current assets	123,330	107,702

Property and equipment, net	57,862	59,036
Goodwill	294,759	294,759
Other intangible assets, net	57,941	62,643
Deferred financing costs, net	4,862	4,995
Deferred income taxes	28,816	37,835
Other assets	2,024	2,115

Total assets	$569,594	$569,085

Liabilities and Equity
Current liabilities:
Accounts payable	$22,869	$23,593
Accrued payroll and payroll-related expenses	9,801	7,980
Accrued expenses	24,121	30,134
Current portion of long-term debt and capital leases	33,356	23,608

Total current liabilities	90,147	85,315

Long-term debt and capital leases	214,485	216,016
Other long-term liabilities	3,175	5,072

Total liabilities	307,807	306,403

Commitments and contingencies

Stockholders’ equity:
American Reprographics Company stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 46,193,156 and 46,183,463 shares issued and 45,745,502 and 45,735,809 shares outstanding in 2011 and 2010, respectively	46	46
Additional paid-in capital	97,795	96,251
Retained earnings	169,816	173,459
Accumulated other comprehensive loss	(4,330)	(5,541)

	263,327	264,215
Less cost of common stock in treasury, 447,654 shares in 2011 and 2010	7,709	7,709

Total American Reprographics Company stockholders’ equity	255,618	256,506
Noncontrolling interest	6,169	6,176

Total equity	261,787	262,682

Total liabilities and equity	$569,594	$569,085

American Reprographics Company
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Reprographics services	$70,022	$76,257
Facilities management	24,203	22,403
Equipment and supplies sales	12,279	13,501

Total net sales	106,504	112,161
Cost of sales	73,118	75,310

Gross profit	33,386	36,851
Selling, general and administrative expenses	27,832	27,131
Amortization of intangible assets	4,744	2,636

Income from operations	810	7,084
Other income, net	(26)	(43)
Interest expense, net	8,167	5,888

(Loss) income before income tax (benefit) provision	(7,331)	1,239
Income tax (benefit) provision	(3,649)	530

Net (loss) income	(3,682)	709
Loss attributable to the noncontrolling interest	39	8

Net (loss) income attributable to American Reprographics Company	$(3,643)	$717

Earnings per share attributable to American Reprographics Company shareholders:
Basic	$(0.08)	$0.02

Diluted	$(0.08)	$0.02

Weighted average common shares outstanding:
Basic	45,322,092	45,150,483
Diluted	45,322,092	45,356,871

American Reprographics Company
Non-GAAP Measures
Reconciliation of cash flows provided by operating activities to EBIT, EBITDA and Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Cash flows provided by operating activities	$4,589	$9,468
Changes in operating assets and liabilities	9,366	5,083
Non-cash expenses, including depreciation and amortization	(17,637)	(13,842)
Income tax (benefit) provision	(3,649)	530
Interest expense	8,167	5,888
Net loss attributable to the noncontrolling interest	39	8

EBIT	875	7,135
Depreciation and amortization	12,486	11,656

EBITDA	13,361	18,791
Stock-based compensation	1,489	1,461

Adjusted EBITDA	$14,850	$20,252

American Reprographics Company
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC to unaudited adjusted net (loss) income attributable to ARC
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Net (loss) income attributable to ARC	$(3,643)	$717
Change in trade name impact to amortization	2,369	—
Amortization of derivative	1,523	—
Income tax provision, related to above items	(1,382)	—
Tax discrete items	(978)

Unaudited adjusted net (loss) income attributable to ARC	$(2,111)	$717

Earnings per share attributable to ARC shareholders (actual):
Basic	$(0.08)	$0.02

Diluted	$(0.08)	$0.02

Weighted average common shares outstanding:
Basic	45,322,092	45,150,483
Diluted	45,322,092	45,356,871

Earnings per share attributable to ARC shareholders (adjusted):
Basic	$(0.05)	$0.02

Diluted	$(0.05)	$0.02

Weighted average common shares outstanding:
Basic	45,322,092	45,150,483
Diluted	45,322,092	45,356,871

American Reprographics Company
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC to EBIT, EBITDA and Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Net (loss) income attributable to ARC	$(3,643)	$717
Interest expense, net	8,167	5,888
Income tax (benefit) provision	(3,649)	530

EBIT	875	7,135
Depreciation and amortization	12,486	11,656

EBITDA	13,361	18,791
Stock-based compensation	1,489	1,461

Adjusted EBITDA	$14,850	$20,252

Non-GAAP Financial Measures
EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. Amortization does not include $1.5 million of stock-based compensation expense recorded in selling, general and administrative expenses, for the three months ended March 31, 2011 and 2010, respectively. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, EBIT is the best measure of operating segment profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and we use EBITDA to measure performance for determining consolidated-level compensation. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our interim Condensed Consolidated Financial Statements and related notes on our 2011 first quarter report on Form 10-Q. Additionally, please refer to our 2010 Annual Report on Form 10-K.
Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail, as required in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three months ended March 31, 2011 to reflect the exclusion of amortization impact related to the change in trade name, amortization of derivative and discrete tax items. We believe these charges were the result of our capital restructuring, or other items which have little bearing on our actual operating performance.
We present adjusted EBITDA for the three months ended March 31, 2011 and 2010 to exclude stock-based compensation expense. This presentation is consistent with the definition of EBITDA in our previous and current credit agreements.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities
Net (loss) income	$(3,682)	$709
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Allowance for accounts receivable	180	261
Depreciation	7,742	9,020
Amortization of intangible assets	4,744	2,636
Amortization of deferred financing costs	216	384
Amortization of bond discount	132	—
Stock-based compensation	1,489	1,461
Excess tax benefit related to stock-based compensation	(8)	(3)
Deferred income taxes	2,318	274
Amortization of derivative, net of tax effect	954	—
Other noncash items, net	(130)	(191)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(8,268)	(5,419)
Inventory	(1,191)	156
Prepaid expenses and other assets	(3,228)	(2,515)
Accounts payable and accrued expenses	3,321	2,695

Net cash provided by operating activities	4,589	9,468

Cash flows from investing activities
Capital expenditures	(4,136)	(1,217)
Payment for swap transaction	(9,729)	—
Other	378	551

Net cash used in investing activities	(13,487)	(666)

Cash flows from financing activities
Proceeds from stock option exercises	41	16
Proceeds from issuance of common stock under Employee Stock Purchase Plan	23	0
Excess tax benefit related to stock-based compensation	8	3
Payments on long-term debt agreements and capital leases	(7,540)	(11,202)
Net borrowings (repayments) under revolving credit facility	12,800	(814)
Payment of loan fees	(164)	—

Net cash provided by (used in) financing activities	5,168	(11,997)

Effect of foreign currency translation on cash balances	109	1

Net change in cash and cash equivalents	(3,621)	(3,194)
Cash and cash equivalents at beginning of period	26,293	29,377

Cash and cash equivalents at end of period	$22,672	$26,183

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$2,461	$1,930
Net loss on derivative, net of tax effect	$—	$(313)